Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Scientific Industries, Inc. and its subsidiaries dated October 9, 2020, appearing in the Annual Report on Form 10-K of Scientific Industries, Inc. for the year ended June 30, 2020.

/s/ NussbaumBerg Klein & Wolpow, CPAs LLP

Melville, New York
March 15, 2021